AMENDMENT NO. 3, dated as of March 22, 2005, to EMPLOYMENT AGREEMENT, dated as of May 10, 2001 (the “Amendment”), by and between DCAP GROUP, INC., a Delaware corporation (the “Company”), and BARRY GOLDSTEIN (the “Employee”).

RECITALS

WHEREAS, the Company and the Employee are parties to an Employment Agreement dated as of May 10, 2001 (as amended, the “Employment Agreement”) which sets forth the terms and conditions upon which the Employee is employed by the Company and upon which the Company compensates the Employee.

WHEREAS, the Company and the Employee desire to amend the Employment Agreement to extend the term thereof and to provide for certain other additional and revised terms.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.  As used in the Employment Agreement, the term “Expiration Date” shall mean April 1, 2007.

2.  Paragraph 7.1 of the Employment Agreement is amended to read as follows:

“7.1 The services of the Employee are unique and extraordinary and essential to the business of the Company, especially since the Employee shall have access to the Company’s customer lists, trade secrets and other privileged and confidential information essential to the Company’s business. Therefore, the Employee agrees that, if the term of his employment hereunder shall expire or his employment shall at any time terminate for any reason whatsoever, with or without “cause” (as hereinafter defined), the Employee will not at any time during the eighteen (18) month period commencing with the date on which the Employee ceases to be employed by the Company (the “Cessation Date”), without the prior written consent of the Company, directly or indirectly, (a) anywhere within five (5) miles of the location of any office of the Company or any franchisee thereof or (b) with respect to the Company’s premium finance business and any other business with respect to which the Company requires a license to operate, within any state in which the Company has a license to operate, in each case at the Cessation Date, whether individually or as a principal, officer, employee, partner, shareholder, member, manager, director, agent of, or consultant or independent contract or to, any entity:

(i)  engage or participate in a business which, as of the Cessation Date, is similar to or competitive with, directly or indirectly, that of the Company and shall not make any investments in any such similar or competitive entity, except that the foregoing shall not restrict the Employee from acquiring up to one percent (1%) of the outstanding voting stock of any entity whose securities are listed on a stock exchange or Nasdaq;

(ii)  cause or seek to persuade any director, officer, employee, customer, client, account, agent or supplier of, or consultant or independent contractor to, the Company, or others with whom the Company has a business relationship (collectively “Business Associates”), to discontinue or materially modify the status, employment or relationship of such person or entity with the Company, or to become employed in any activity similar to or competitive with the activities of the Company;

(iii)  cause or seek to persuade any prospective customer, client, account or other Business Associate of the Company (which at or about the Cessation Date was then actively being solicited by the Company) to determine not to enter into a business relationship with the Company or to materially modify its contemplated business relationship;

(iv)  hire, retain or associate in a business relationship with, directly or indirectly, any director, officer or employee of the Company; or

(v)  solicit or cause or authorize to be solicited, or accept, for or on behalf of him or any third party, any business from, or the entering into of a business relationship with, (A) others who are, or were within one (l) year prior to the Cessation Date, a customer, client, account or other Business Associate of the Company, or (B) any prospective customer, client, account or other Business Associate of the Company which at or about the Cessation Date was then actively being solicited by the Company.

The foregoing restrictions set forth in this Paragraph 7.1 shall apply likewise during the Term.”

3.  A new Paragraph 11.5 of the Employment Agreement is added as follows:

“11.5 In order to protect the Employee against the possible consequences and uncertainties of a Change of Control of the Company (as hereinafter defined) and thereby induce the Employee to remain in the employ of the Company, the Company agrees that:

(a)  If, during the Term, the Employee’s employment is terminated by the Company within eighteen (18) months subsequent to a Change of Control other than for “cause,” the Company shall pay to the Employee an amount in cash equal to one and one-half (1.5) times the Employee’s annual salary in effect at the time of the termination of employment (the “Change of Control Payment”). The Change of Control Payment shall be payable in two (2) equal installments, with the initial payment being due and payable on the tenth day following the date of termination of employment and the remaining payment being due and payable on the one year anniversary of the date of termination of employment. The Change of Control Payment shall be in lieu of the amount payable to the Employee pursuant to Paragraph 11.4 hereof; provided, however, that, in the event that the termination of employment occurs more than eighteen (18) months prior to the Expiration Date, the Employee may elect to receive the amount payable pursuant to Paragraph 11.4 hereof in lieu of the amount payable pursuant to this Paragraph 11.5. The amount to be paid to the Employee pursuant to this Paragraph 11.5 shall constitute the sole and exclusive remedy of the Employee, and the Employee shall not be entitled to any other or further compensation, rights or benefits hereunder or otherwise.

(b)  As used in this Paragraph 11.5, a “Change of Control” shall be deemed to have occurred if

(i)  any “person” or “group of persons” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company representing more than thirty-three and one-third percent (33-1/3%) of the Company’s then outstanding securities having the right to vote on the election of directors (“Voting Securities”), except that there shall be excluded any Voting Securities acquired from the Company with respect to which the Employee gave his approval as a member of the Board of Directors of the Company;

(ii)  when individuals who, as of the date hereof, constitute the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board of Directors of the Company; or

(iii)  the Company consummates (A) a reorganization, merger or consolidation of the Company, with respect to which in each case all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of the then combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such reorganization, merger of consolidation, or (B) the sale or other disposition of all or substantially all of the assets of the Company.”

4.  Except as amended hereby, the Employment Agreement shall continue in full force and effect in accordance with its terms.This Amendment shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof. In the event any clause, section or part of this Amendment shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Amendment which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

5.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.  Signatures hereon which are transmitted via facsimile shall be deemed original signatures.

7.  The Employee acknowledges that he has been represented by counsel or has been afforded an opportunity to be represented by counsel in connection with this Amendment. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Amendment against the party that drafted it has no application and is expressly waived by the Employee. The provisions of this Amendment shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

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IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment as of the date first above written.

DCAP GROUP, INC.

By:	/s/ Morton L. Certilman
Morton L. Certilman, Secretary

By:	/s/ Barry Goldstein
Barry Goldstein